Exhibit 99.1

Press Release #201437	FOR IMMEDIATE RELEASE	July 23, 2014

Enertopia AGM Results

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce all resolutions were approved and adopted at its Annual General Meeting (AGM) held on July 15th.

Re-election of directors was approved with the following results:

Nominee	For	Withhold	Not Voted
Robert McAllister	18,929,105 (99.41%)	113,264 (0.59%)	11,529,448
Donald Findlay	18,963,169 (99.58%)	79,200 (0.42%)	11,529,448
John Thomas	19,000,854 (99.78%)	41,515 (0.22%)	11,529,448
Mathew Chadwick	2,084,772 (10.95%)	16,957,597 (89.05%)	11,529,448

Ratification of MNP LLP our independent registered public accounting firm to hold office until the close of the next annual general meeting and to allow directors to set the remuneration, approved with 30,286,680 votes For (99.07%), 285,136 votes Against (0.93%) and 1 vote Not Voted; and

Ratification of the change of business to the regulated marijuana industry was passed with 19,029,444 votes For (99.93%), 12,925 votes Against (0.07%), and 11,529,448 Not Voted; and

Shareholders approved the compensation of our company’s named executive officers (Say- On-Pay), by a vote of 19,008,019 votes For (99.82%), 34,350 votes Against (0.18%), and 11,554,370 Not Voted; and

Shareholders approved a 3-year frequency (Say-When-On-Pay) of future advisory votes on the compensation of our company’s named executive officers, by the following votes One Year – 1,452,183, Two Years - 74,858 Three Years – 17,490,406, Not Voted - 11,554,370; and

Ratification of the Company’s 2014 stock option plan was passed with 18,996,969 votes For (99.76%), 45,400 votes Against (0.24%), and 11,529,448 Not Voted.

The Company also notes that 252,000 warrants have been exercised raising $25,200 in net proceeds.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP.

To learn more about Enertopia Corp. visit www.enertopia.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Ken Faulkner, Business and Institutional Development: (250) 765-3630
Clark Kent, Media Inquiries: (647) 519-2646

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its medical marihuana projects, evaluation of clean energy projects, oil & gas projects, , competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release